ASSIGNMENT

THE  STATE  OF  ARIZONA     *
                            *                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY  OF  YAVAPAI         *

     That the undersigned, Equitable Assets Incorporated, a Belize corporation (the "Assignor"), in consideration of $25,000 in cash and 800,000 shares of the common capital stock, $0.001 par value per share, of Centre Capital Corporation, a Nevada corporation, has ASSIGNED, TRANSFERRED AND CONVEYED and by these presents, does ASSIGN, TRANSFER AND CONVEY unto Jeannette Jimenez (the "Assignee"), whose address is Colonia Mangandy, El Progreso Yoro, Honduras, 12,371.13 tons of paid up zeolite mineral (the "Asset") located in the Northwest Quarter of Ryholite Claim # 12 located in Yavapai County, Arizona, Section 20, T8N, R4W, San Powel Peak Quad. (Book 3262 Page 823 of the Official Records,
Instrument  No.  9647141).

     The Assignor warrants that it is the lawful owner in every respect of the Asset and that the Asset is free and clear of all liens, security agreements, encumbrances, claims, demands or claims, demands and charges of every kind whatsoever.

     The Assignor does hereby bind itself and its successor and assigns to forever warrant and defend the title to the Asset unto the Assignee, her successor and assigns, against the lawful claim or claims of any and all persons whomever.

     EFFECTIVE  as  of  the  7th  day  of  July,  2000.

                                               EQUITABLE  ASSETS  INCORPORATED



                                            By:  /s/  Louis  G.  Mehr
                                               ------------------------------
                                               Louis  G.  Mehr,  President
                                               35  Barrack  Road,  Third  Floor
                                               Belize  City,  Belize


THE  STATE  OF  TEXAS  *

COUNTY  OF  HARRIS     *


     Sworn and Subscribed to before me, the undersigned authority, on this the 7th day of July, 2000.


                                     By:  /s/
                                        ----------------------------------------
                                     Notary public in and for the State of Texas

                                     Agreed  and  Accepted:

                                       Jeanette Jimenez
                                     -------------------------------------------
                                     JEANETTE  JIMENEZ